UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2017

Oil States International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-16337	76-0476605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Allen Center 333 Clay Street, Suite 4620, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 652-0582

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 5.07. Submission of Matters to a Vote of Security Holders

SIGNATURE

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2017 Annual Meeting of Stockholders of Oil States International, Inc. (the “Company”) was held on May 9, 2017. At the Annual Meeting, the stockholders of the Company (i) elected three Class I members to the Board of Directors, (ii) voted in favor of the compensation of the named executive officers, (iii) voted in favor of annual future advisory votes on the compensation of the named executive officers, and (iv) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017, and. The voting results for each proposal were as follows:

1. To elect the three Class I members to the Board of Directors:

	For	Withheld	Broker Non-Votes
Lawrence R. Dickerson	47,792,761	297,187	1,513,457
Christopher T. Seaver	47,792,761	297,187	1,513,457
Cindy B. Taylor	47,383,109	706,839	1,513,457

2. To approve compensation of named executive officers:

For	Against	Abstain
45,968,857	2,076,134	44,957

3. To select the frequency of future advisory votes on the compensation of named executive officers:

Every One Year	Every Two Years	Every Three Years	Abstain
40,239,004	51,513	7,758,144	41,287

4. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017:

For	Against	Abstain
48,767,310	814,819	21,276

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oil States International, Inc.
(Registrant)

May 9, 2017	/s/ Lloyd A. Hajdik
(Date)	Lloyd A. Hajdik
Executive Vice President, Chief Financial Officer & Treasurer